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                                 CODE OF ETHICS

Dresdner RCM's reputation for integrity and ethics is one of our most important assets. In order to safeguard this reputation, we believe it is essential not only to comply with relevant US and foreign laws and regulations but also to maintain high standards of personal and professional conduct at all times. Dresdner RCM's Code of Ethics is designed to ensure that our conduct is at all times consistent with these standards, with our fiduciary obligations to our clients, and with industry and regulatory standards for investment managers.

The basic principles underlying Dresdner RCM's Code of Ethics are as follows:

     o We will at all times conduct ourselves with integrity and distinction, putting first the interests of our clients.

     o Even if our clients are not harmed, we cannot take inappropriate advantage of information we learn through our position as fiduciaries.

     o We must take care to avoid even the appearance of impropriety in our personal actions.

The Code of Ethics contains detailed rules concerning personal securities transactions and other issues. In addition, the Code of Ethics sets forth the general principles that will apply even when the specific rules do not address a specific situation or are unclear or potentially inapplicable.

Although the Code of Ethics provides guidance with respect to many common types of situations, please remember that the Code of Ethics cannot address every possible circumstance that could give rise to a conflict of interest, a potential conflict of interest, or an appearance of impropriety. Whether or not a specific provision of the Code applies, each employee must conduct his or her activities in accordance with the general principles embodied in the Code of Ethics, and in a manner that is designed to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. TECHNICAL COMPLIANCE WITH THE PROCEDURES INCORPORATED IN THE CODE OF ETHICS WILL NOT INSULATE ACTIONS THAT CONTRAVENE YOUR DUTIES TO DRESDNER RCM AND ITS CLIENTS FROM SCRUTINY AND, IN SOME CASES, LIABILITY. Each employee should consider whether a particular action might give rise to an appearance of impropriety, even if the action itself is consistent with the employee's duties to Dresdner RCM and its clients. Therefore, to protect yourself and the firm, please be alert for the potential for conflicts of interest, and please consult the Compliance Department whenever questions arise concerning the application of the Code of Ethics to a particular situation.

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                                TABLE OF CONTENTS

1. Introduction ............................................................   1

2. Persons Covered .........................................................   2

3. Rules Pertaining to Personal Transactions ...............................   3

   3.1. General Rules Regarding Personal Securities Trading ................   3

   3.2. The Pre-Clearance Process ..........................................   4

       3.2.1. Required Approval -- Equity and Equity-Related Securities ....   5

       3.2.2. Required Approval -- Fixed Income Securities .................   6

       3.2.3. Trading Date .................................................   6

    3.3. Special Situations ................................................   7

       3.3.1. Special Types of Securities ..................................   7

           3.3.1.1. Exempted Securities ....................................   7

           3.3.1.2. Derivative Instruments .................................   8

           3.3.1.3. Stock Index Futures ....................................   9

           3.3.1.4. Limited and General Partnership Interests ..............   9

       3.3.2. Special Types of Transactions ................................   9

           3.3.2.1. Private Placements .....................................   9

           3.3.2.2. Limit, GTC and Stop Loss Orders ........................  10

           3.3.2.3. Public Offerings .......................................  10

           3.3.2.4. Non-Volitional Transactions ............................  11

           3.3.2.5. DE MINIMIS Transactions in Certain Securities ..........  11

           3.3.2.6. Other Special Transactions .............................  12

           3.3.2.7. Gifts ..................................................  12

           3.3.2.8. Proprietary Accounts ...................................  12

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           3.3.2.9. Transactions involving Closed-End Funds Managed by
                    Dresdner RCM ...........................................  12

       3.3.3. Third Party Accounts .........................................  13

   3.4. Blackout Periods ...................................................  13

   3.5. Ban on Short-Term Trading Profits ..................................  15

   3.6. Fiduciary Responsibility to Clients ................................  16

   3.7. Technical Compliance is Not Sufficient .............................  18

   3.8. Reporting Personal Securities Transactions .........................  18

       3.8.1. Pre-Clearance Forms ..........................................  19

       3.8.2. Duplicate Brokerage Confirmations ............................  19

       3.8.3. Quarterly Reports of Transactions ............................  19

       3.8.4. Initial and Annual Personal Holdings Report ..................  20

4. What Beneficial Ownership Means .........................................  20

5. Other Conflicts of Interest .............................................  21

   5.1. Providing Investment Advice to Others ..............................  21

   5.2. Disclosure of Personal Interest in Transactions ....................  21

   5.3. Favoritism and Gifts ...............................................  22

   5.4. Disclosure of Interests of Members of Immediate Family .............  22

   5.5. Disclosure of Information Concerning Securities
        Recommendations and Transactions ...................................  22

   5.6. Prohibition on Serving as a Director ...............................  22

   5.7. Insider Trading ....................................................  23

6. Potential Consequences of Violations;
   Responsibilities of Supervisors .........................................  23

7. Questions Concerning the Code of Ethics .................................  23

8. Forms To Be Executed ....................................................  24

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                                    EXHIBITS

         Exhibit A         Personal Securities Transaction Pre-Clearance

         Exhibit B         Third Party Account Annual Certification

         Exhibit C         Trading Accounts

         Exhibit D         Quarterly Transaction Report

         Exhibit E         Personal Holdings Report

         Exhibit F         Annual Certification

         Exhibit G         Acknowledgment

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                                  INTRODUCTION

Dresdner RCM Global Investors LLC, Caywood-Scholl Capital Management, LLC, Kleinwort Benson Investment Management Americas, Inc., Pallas Investment Partners, L.P., and Dresdner RCM Trust Company (all of which are referred to in the Code of Ethics collectively as "Dresdner RCM") and their employees owe fiduciary duties to their clients under the laws of the United States, Australia, Germany, Hong Kong, Japan, the United Kingdom and other countries. These fiduciary duties require each of us to place the interests of our clients ahead of our own interests in all circumstances. Due to the special nature of some of our clients, special rules may also apply in some circumstances. These rules are discussed in more detail below.

     An integral part of our fiduciary duty is the obligation to avoid conflicts of interest(1). As a basic principle, you may not use your position, or information you learn at Dresdner RCM, so as to create a conflict or the appearance of a conflict between your personal interests and those of Dresdner RCM or any Dresdner RCM client. A conflict of interest (or the appearance of a conflict of interest) can arise even if there is no financial loss to Dresdner RCM or to any Dresdner RCM client, and regardless of the motivation of the employee involved.

The potential for conflicts of interest is apparent with respect to personal securities transactions, but conflicts of interest can arise in a variety of situations. Some of the more common examples are described in this Code of Ethics. The rules contained in the Code of Ethics are designed to minimize conflicts of interest and to avoid potential appearances of impropriety. As a result, all employees and members of their immediate families are required to adhere carefully to the elements of the Code of Ethics that are applicable to them. Compliance with Dresdner RCM's Code of Ethics is a condition of employment. The sanctions that may result from violations of the Code of Ethics, which can include fines and/or dismissal, are outlined below.

Compliance with the Code of Ethics and interpretation of its requirements is the responsibility of Dresdner RCM's Compliance Department, subject to the oversight of Dresdner RCM's Compliance Committee. If you have questions about whether a conflict of interest exists in a particular situation, please contact the Compliance Department.

Industry standards pertaining to matters such as personal securities trading can change over time, and Dresdner RCM is committed to maintaining high ethical standards for itself and its employees. Therefore, Dresdner RCM reserves the right to change any or all of the requirements of the Code of Ethics from time to time, as Dresdner RCM deems necessary or appropriate. Dresdner RCM also reserves the right, when in its judgment particular circumstances warrant, to impose more stringent

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(1) As used in this Code of Ethics,  "Conflict of Interest" includes any conduct that is prohibited by Rule 17j-1(b), as amended, under the Investment Company Act of 1940.

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requirements on particular employees or on all employees generally,  or to grant exceptions to the requirements of the Code of Ethics in circumstances in which it believes an exception is warranted.

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                                 PERSONS COVERED

The provisions and requirements of the Code of Ethics apply to all officers, directors, and employees of Dresdner RCM. The Code of Ethics also applies to all temporary employees and all contractors who work on Dresdner RCM's premises, or who have access to Dresdner RCM's computer systems. In addition, special rules apply to transactions by or through proprietary accounts and benefit plans sponsored by Dresdner RCM.

All of the provisions and requirements of the Code of Ethics, including the rules pertaining to pre-clearance of personal securities transactions, also apply to persons who are closely connected to Dresdner RCM directors, officers and employees. Examples of closely connected persons include any family member who is presently living in your household, or to whose financial support you make a significant contribution, and trusts or estates over which you have investment control. In case of any doubt, please contact the Compliance Department.

Although persons who are not closely connected to you are not required to comply with the pre-clearance and other procedures contained in the Code of Ethics, such persons may not take improper advantage of information that they may receive from you regarding the activity or holdings of Dresdner RCM clients. In addition, it would be a violation of the Code of Ethics and potentially a violation of Dresdner RCM's Policies and Procedures Designed to Detect and Prevent Insider Trading (the "Insider Trading Policy") for any Dresdner RCM employee to arrange for a friend or relative to trade in a security in which that Dresdner RCM employee would be precluded from trading for his or her own account. It may also be a violation of the Code of Ethics or the Insider Trading Policy for a Dresdner RCM employee to give information about the activity or holdings of Dresdner RCM clients to any person for the purpose of facilitating securities trading by that person. Dresdner RCM reserves the right, when Dresdner RCM deems it necessary or appropriate, to apply the requirements of the Code of Ethics to persons who are not necessarily members of your immediate family.

Except as otherwise provided, the provisions and requirements of the Code of Ethics relating to pre-clearance, blackout period, and holding periods do not generally apply to persons who are (i) directorsof Dresdner RCM or (ii) directors or employees of an investment company managed by Dresdner RCM (collectively, the "Funds") who is not an affiliated person of Dresdner RCM, but who do not, in the ordinary course of their official duties, have access to specific purchase or sale recommendations or decisions made by Dresdner RCM for any of its clients ("Disinterested Persons").

A Disinterested Person is not required to pre-clear personal securities transactions unless such Disinterested Person knows or, in the ordinary course of the fulfillment of his or her official duties as a director or officer of Dresdner RCM or one of the Funds, should have known that during the 15-day period immediately preceding or after the date of a transaction in a security by that Disinterested Person such security was purchased or sold by Dresdner RCM or the Funds, Dresdner RCM or that the purchase or sale of that security was considered by Dresdner RCM or

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the Funds managed by Dresdner RCM. In addition,  Disinterested  Persons2 are not required to report their personal securities transactions on a quarterly basis, or to report their holdings on an annual basis, to Dresdner RCM.

                     RULES RELATING TO PERSONAL TRANSACTIONS

Personal securities trading by investment management personnel has come under intensive scrutiny over the last several years, and the SEC has pursued several highly publicized enforcement actions. The SEC, the Investment Company Institute (the "ICI"), and the Association for Investment Management and Research ("AIMR")have all published reports and established standards regarding personal securities trading by the staffs of investment management firms. In addition, the SEC has recently adopted new rules that apply to personal securities trading by Dresdner RCM personnel. As a result, all Dresdner RCM employees should be careful to conduct their personal securities transactions in accordance with all of the requirements of the Code of Ethics.

GENERAL RULES REGARDING PERSONAL SECURITIES TRADING

You and persons closely connected to you3 must conduct your personal securities trading in a manner that does not give rise to either a conflict of interest, or the appearance of a conflict of interest, with the interests of any Dresdner RCM client, including the Funds. Please bear in mind that, if a conflict of interest arises, you may be frozen in, or prohibited from trading, securities in which you have an existing position. Any losses suffered due to compliance with the requirements of the Code of Ethics are the employee's sole responsibility. Each employee should evaluate this risk before engaging in any personal securities transaction.

The rules regarding personal securities transactions that are contained in the Code of Ethics are designed to address potential conflicts of interests and to minimize any potential appearance of impropriety. These rules include the following:

     o  PRE CLEARANCE of personal securities transactions

     o EXEMPTION for certain types of securities, and certain types of transactions

     o  REVIEW of duplicate brokerage confirmations

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(2) This exemption from reporting requirements does not apply to a Disinterested
Person who is also an employee of Dresdner Bank AG and its affiliates or who are members of a Board of Dresdner RCM or a Fund, but who are not involved in the day-to-day management of Dresdner RCM or any Fund (the "Dresdner Directors"). As discussed below, the Dresdner Directors must file with Dresdner RCM quarterly
reports  of  personal   securities   transactions   pursuant  to  the  reporting
requirements of the Securities and Exchange Commission ("SEC").

3 This Code of Ethics frequently describes the responsibilities of employees. However all references to employees are intended to include persons closely connected to them.

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     o  PROHIBITION  on  personal  securities  transactions  during a  "blackout period" before and after client trades


     o  BAN on short term trading profits


     o  QUARTERLY REPORTING of personal securities transactions


     o  Securities Holdings Reports, upon employment and annually thereafter.

The details regarding each of the rules with respect to personal securities transactions are discussed in greater detail below.

THE PRE-CLEARANCE PROCESS

As noted above, in order to avoid conflicts of interest, Dresdner RCM requires written pre-clearance of purchases and sales of all publicly or privately held securities (including limited partnership interests and derivative instruments) that are or would be beneficially owned by its employees. This pre-clearance requirement is intended to protect both Dresdner RCM and its employees from even the potential appearance of impropriety with respect to any employee's personal trading activity. Whether or not you pre-clear a personal security transaction, if it is later determined that Dresdner RCM was buying or selling that security (or other securities of the same issuer, or related derivative securities) for one or more clients on that day, you may be required, to cancel, liquidate or otherwise unwind your trade.

The pre-clearance requirement applies to all securities, including stocks, bonds, shares of registered closed-end investment companies, unit trusts, partnership and similar interests, notes, warrants, or other related financial instruments such as futures and options. Pre-clearance also is required for transactions in instruments issued by foreign corporations, governments, states, or municipalities. Specific exceptions to the pre-clearance requirement are listed below. IF YOU HAVE ANY DOUBT AS TO WHETHER THE PRE-CLEARANCE REQUIREMENT APPLIES TO A PARTICULAR TRANSACTION, PLEASE CHECK WITH THE COMPLIANCE DEPARTMENT BEFORE ENTERING INTO THAT TRANSACTION.

The pre-clearance requirement is satisfied by completing the appropriate Personal Securities Transaction Pre- Clearance Form (see Exhibit A, referred to in this Code of Ethics as the "pre-clearance form"). Dresdner RCM will treat the pre-clearance process as confidential and will not disclose this information except as required by law or for appropriate business purposes, and employees must do the same with respect to approvals or denials of any request for pre-clearance.

Please remember that pre-clearance is not automatically granted for every trade. For example, if Dresdner RCM is considering the purchase of that security in client accounts, or if an order to effect transactions in that security for one or more client accounts is open (or unfilled) on the trading desk, pre-clearance will be denied until Dresdner RCM is no longer considering the purchase or sale of the security, or the order is filled or withdrawn, and until the applicable blackout period has ended.

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In addition,  please remember that  pre-clearance is only given for the specific trade date. You may not change the trade date, and you may not materially increase the size of your order, without obtaining a new pre-clearance. You may, however, decrease the size of your trade without obtaining a new pre-clearance. Moreover, you need not place an order for which you have obtained pre-clearance. If you choose not to place that order, however, you must obtain a new pre-clearance if you change your mind and wish to enter the order on a later date.

FAILURE TO OBTAIN APPROPRIATE PRE-CLEARANCE FOR PERSONAL SECURITY TRANSACTIONS IS A SERIOUS BREACH OF DRESDNER RCM RULES. Employees are responsible for compliance with the Code of Ethics by persons closely connected to them. If you fail to obtain pre-clearance, or if your personal transaction in a particular security is executed within the applicable blackout period, you may be required to cancel, liquidate, or otherwise unwind that transaction. In such event, you will be required to bear any loss that occurs, and any resulting profit must be donated to a charity specified by Dresdner RCM (with suitable evidence of such donation provided to Dresdner RCM) or forfeited to Dresdner RCM, in Dresdner RCM's discretion.

In addition, all violations of the pre-clearance requirement will be reported to Dresdner RCM management (including the Dresdner RCM Compliance Committee) and to the Board of Directors of each of the Funds, and may subject you to disciplinary action, up to and including discharge. The disciplinary action taken will depend on all of the facts and surrounding circumstances.

REQUIRED APPROVAL -- EQUITY AND EQUITY-RELATED SECURITIES

For proposed transactions in common stocks, preferred stocks, securities convertible into common or preferred stock, warrants and options on common or preferred stocks, or on convertible securities employees must receive the prior approval (by initialing the pre-clearance form) of each of the following persons:

1. The Head of Equity Trading or such person as he or she may designate during his or her absence.

2. A designated member of the Equity Portfolio Management Team ("Equity PMT") or the research analyst who covers that security (or who would cover that security if it were followed by Dresdner RCM). For this purpose, members of Equity PMT should not pre-clear any proposed transaction if they believe that Dresdner RCM may effect a transaction in the subject security within the next three (3) business days.

In addition, employees must obtain the approval of a designated member of the Compliance Department. This approval must be obtained not later than the first business day following the date of the transaction.

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REQUIRED APPROVAL -- FIXED INCOME SECURITIES

For proposed transactions in corporate debt securities, foreign, state, or local government securities, municipal debt securities, and other types of debt securities (or options or futures on these types of securities), principals and employees must receive the prior approval (by initialing the pre-clearance form) of a Senior member of the Fixed Income Investment Policy Committee (the "Fixed Income IPC"). For this purpose, members of Fixed Income IPC should not pre-clear any proposed transaction if they believe that Dresdner RCM may effect a transaction in the subject security within the next three (3) business days.

As with equity securities, employees must also obtain the approval of a designated member of the Compliance Department. This approval must be obtained not later than the first business day following the date of the transaction.

Members of the Equity PMT and Fixed Income IPC may sign pre-clearance forms for, respectively, any equity or fixed income security. Other Portfolio Managers and Research Analysts may sign for sectors, regions or securities for which they have actual responsibility. Authorization to sign pre-clearance forms may change from time to time; if you have any questions as to who may sign a pre-clearance form in a particular situation, please consult the Compliance Department. As a general rule, no person may sign a pre-clearance form for himself or herself, and no person may sign a pre-clearance form in more than one capacity.

In order to ensure that all personal securities transactions are conducted in accordance with the Code of Ethics, the Compliance Department will retain copies of all pre-clearance forms in each employee's personal securities transactions file.

TRADING DATE

The pre-clearance form includes the date of proposed trading. All trading instructions must be initiated by you on that date. If for some reason you cannot initiate trade instructions on that date, you must complete a new pre-clearance form and obtain the appropriate authorization. Trades that are initiated after the close of the New York Stock Exchange (1:00 P.M. in the Pacific Time zone) typically are not executed on that day; therefore, such trades are treated as having been initiated on the following business day.

Ordinarily, the date on which you initiate your trade instructions should be the date on which the trade is actually executed. However, there are several exceptions to this general rule. The first involves limit, good-till-cancelled ("GTC"), and stop-loss orders. For purposes of the Code of Ethics, the trading date for a limit, GTC or a stop-loss order is the date on which you give the order to your broker, not the date on which the order is finally executed in accordance with your instructions. Therefore, if your limit, GTC or stop-loss order is entered with the broker in accordance with the pre-clearance requirements and consistent with the applicable blackout period, the subsequent execution of that trade will satisfy the requirements of the Code of Ethics, even if Dresdner RCM


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subsequently enters trades for client accounts that are executed on the same day as your limit, GTC or stop-loss order is executed. Limit, GTC and stop-loss orders are discussed in greater detail below.

Another exception involves instructions issued by mail. For example, you may subscribe to a limited partnership by mailing in a check and a subscription form. Or you may issue instructions to purchase additional shares through a dividend reinvestment program by mailing a check to the transfer agent. In such cases, the date on which you mail the instruction is treated as the trading date for purposes of the Code of Ethics, unless you modify or cancel the instructions prior to the actual trade. And, for purposes of the applicable blackout period, the date of your trade will be deemed to be the date on which your instructions were mailed, not the date on which the trade was executed.

In some cases, you may place an order for securities where the proposed trading date has not yet been established by the seller or issuer. In such cases, the pre-clearance form should indicate that the trading date will be the date on which the seller or issuer finalizes the trade. However, if the trade is part of a secondary public offering of securities, such trades must not conflict with Dresdner RCM client trades. Therefore, if Dresdner RCM subsequently places an order for those securities on behalf of client accounts, you will be required to cancel or unwind your trade.

SPECIAL SITUATIONS

From time to time, a variety of special situations can arise with respect to personal securities transactions. Based on our experience, the Code of Ethics has been tailored to accommodate the particular circumstances that may arise, and to create detailed rules that should apply in these special situations. These special situations fall into two broad categories: special types of securities, and special types of transactions.

SPECIAL TYPES OF SECURITIES

Personal securities transactions in certain types of instruments are not covered by all of the requirements of the Code of Ethics. A description of these instruments is set forth below. If you have any doubt as to whether transactions in a particular type of instrument must be pre-cleared, please check with the Compliance Department before the transaction.

EXEMPTED SECURITIES. The Code of Ethics does not apply to any of the following types of securities or instruments ("Exempted Securities"). As a result, you may engage in these transactions in any Exempted Security without obtaining pre-clearance. Except for transactions involving instruments issued by the national governments of Germany, Japan, and the United Kingdom, transactions in Exempted Securities need not be reported on your quarterly personal securities transaction report. Furthermore, the other requirements of the Code of Ethics, such as the 60-day holding period requirement and the so-called "blackout period", do not apply to Exempted Securities. These securities and instruments include the following:

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     o  Shares of registered  open-end funds and money market funds (please note that shares of closed-end funds must be pre-cleared);

     o Treasury bonds, Treasury notes, Treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. Government, and similar instruments issued by the national governments of Germany, Japan, and the United Kingdom;

     o  High  quality   short  term  debt   instruments   issued  by  a  banking
        institution, such as bankers' acceptances and bank certificates of deposit;

     o  Commercial paper and other high-quality short-term debt instruments; and

     o  Any currency.

Similarly, the Code of Ethics does not apply to trades in derivatives based on any of these securities, except as discussed below.

DERIVATIVE INSTRUMENTS. The same rules that apply to other securities apply to derivative instruments, such as options, futures, and options on futures. If the instrument underlying a derivative instrument is an instrument to which the requirements of the Code of Ethics would otherwise apply, you must satisfy the same pre-clearance procedures as if you were trading in the underlying instrument itself. Therefore, as an example, you must pre-clear transactions in options on securities, other than options and futures on Exempted Securities. (Options and futures on government securities are not subject to the pre-clearance requirements, but should be reported on your quarterly report of personal securities transactions.) Transactions in derivative instruments based on broad-based indexes of securities, such as stock index options or stock index futures need not be pre-cleared (see below.)

Dresdner RCM employees should remember that trading in derivative instruments involves special risks. Derivative instruments ordinarily have greater volatility than the underlying securities. Furthermore, if Dresdner RCM is trading in the underlying security on behalf of clients, you may be precluded from closing your position in a derivative instrument for a period of time, and as a result you may incur a significant loss. Such a loss would be solely your responsibility, and you should evaluate that risk prior to engaging in a transaction with respect to any derivative instrument.

In addition, derivative securities ordinarily expire at a stated time. If Dresdner RCM is trading in the underlying security on behalf of clients around the time of expiration, you will be unable to sell that derivative instrument at that time, unless you have given your broker, in advance, a standing instruction to close out all profitable derivatives positions on the expiration date without any further instruction from you. In such an event, you must either (a) in the case of stock options, exercise the option on the expiration date (the exercise of an option is not subject to the requirements of the

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Code of Ethics), or (b) allow the derivative security to expire,  subject to the usual rules of the exchange on which that instrument is traded.(4)

If you choose to exercise a stock option on expiration, you do not need to submit a pre-clearance form. Please remember, however, that you may be required to make a substantial payment in order to exercise an option, and you must comply with the usual pre-clearance process in order to sell (or buy) the underlying security so acquired (or sold). When you submit your pre-clearance form for the underlying security, please indicate on the form that the securities in question were acquired through the exercise of an option at expiration.

STOCK INDEX FUTURES. The pre-clearance requirements of the Code of Ethics do not apply to purchases and sales of stock index options or stock index futures. However, such transactions must be reported on the Employee's quarterly personal securities transactions report.

LIMITED AND GENERAL PARTNERSHIP INTERESTS. The requirements of the Code of Ethics, including the pre-clearance requirements, apply to the acquisition of limited and general partnership interests. Once you have obtained pre-clearance to acquire a general or a limited partnership interest in a particular partnership, you are not required to pre-clear MANDATORY capital calls that are made to all partners thereafter. However, you are required to pre-clear capital calls that are not mandatory, and you should report such acquisitions on your quarterly report of securities transactions and on your annual statement of securities holdings.

SPECIAL TYPES OF TRANSACTIONS

Special rules apply to certain types of transactions under the Code of Ethics. In some cases (such as non-volitional trades), you may engage in these transactions without obtaining pre-clearance. In other cases (such as private placements or public offerings), the rules that apply to these transactions are more stringent than the usual rules. These special types of transactions, and the rules that apply to them, are as follows:

PRIVATE PLACEMENTS. Acquisition of securities in a private placement IS covered by Dresdner RCM's Code of Ethics, and is subject to special pre-clearance rules. Participation in a private placement must be pre-cleared in writing by a member of the Compliance Committee. No additional pre-clearance by the Trading Desk or by the Equity PMT is required. However, participation in a private placement will be promptly reported to your Division Head. A special pre-clearance form should be used for participation in private placements.

Dresdner RCM employees may not invest in private placements if the opportunity to invest in that private placement could be considered a favor or gift designed to influence that employee's

----------

(4) In some cases, derivative instruments that are "in the money" will be automatically cashed out on expiration without any instruction from the holder of that security. Any action that is taken without instruction on your part does not require pre-clearance under the Code of Ethics.

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judgment  in the  performance  of his or her job duties or as  compensation  for services rendered to the issuer. In determining whether to grant prior approval for any investment in a private placement, Dresdner RCM will consider, among other things, whether it would be possible (and appropriate) to reserve that investment opportunity for one or more of Dresdner RCM's clients, as well as whether the opportunity to invest in the private placement has been offered to the employee as a favor or a gift, or as compensation for services rendered.

In addition, investment personnel who have been authorized to acquire securities in a private placement must disclose that investment to their supervisor when they play a part in any subsequent consideration of an investment in any security of that issuer, if they still hold it. In such circumstances, any decision to purchase securities of that issuer should be subject to an independent review by investment personnel with no personal interest in the issuer, and with knowledge of the conflict of interest that may be present with respect to other investment personnel.

LIMIT, GTC AND STOP LOSS ORDERS. Dresdner RCM employees are permitted to use limit, GTC and stop-loss orders for trading purposes. Limit, GTC and stop-loss orders must follow the usual pre-clearance mechanisms for personal securities transactions. In the case of a limit, GTC or a stop-loss order, however, the trading date is the date on which you place the order with your broker, subject to the price instructions that you have given to your broker, even if the trade is ultimately executed on a later date. If the limit, GTC or stop-loss order is not subsequently canceled or modified, but is executed without further instructions on a subsequent date, you do not need to obtain an additional pre-clearance. You should, however, report execution of that transaction on the appropriate quarterly personal securities transaction report. In addition, if you change the instructions related to any limit, GTC or stop-loss order (for example, if you change the limit price), you must obtain a new pre-clearance.

Limit, GTC and stop-loss orders create the potential for Dresdner RCM employees to be trading in the same securities, at the same times, as Dresdner RCM clients are trading in such securities. Because of this possibility, it is particularly important to be scrupulous about following the procedures regarding limit, GTC and stop-loss orders, and to obtain a new pre-clearance whenever you change the broker's instructions with respect to a limit, GTC or a stop-loss order. If you follow the appropriate procedures, and if the date on which you place the order does not fall within the applicable "blackout period" described below, you will not be deemed to have violated the Code of Ethics or required to break your trade if your limit order or stop-loss order is executed on the same day as trades in that security are executed on behalf of Dresdner RCM clients.

PUBLIC OFFERINGS. Public offerings give rise to potential conflicts of interest that are greater than those that are present in other types of personal securities transactions. As a result, the following rules apply to public offerings:

     o Employees are prohibited from purchasing equity and equity-related securities in initial public offerings of those securities, whether or not Dresdner RCM client accounts participate in the offering, except as described below.

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     o  Employees are permitted to purchase equity and equity-related securities in secondary offerings if Dresdner RCM client accounts do not hold the security, and if no Dresdner RCM portfolio manager wishes to participate in the offering for client accounts.

     o Employees are permitted to purchase equity and equity-related securities in rights offerings if the opportunity to purchase is extended equally to all holders of the company's common stock.

     o Employees are permitted to purchase debt securities, such as municipal securities, in public offerings, unless Dresdner RCM client accounts are participating in that offering. Dresdner RCM employees cannot participate in any public offering for debt securities if Dresdner RCM client accounts are participating in that offering. This limitation does not apply to auctions of Treasury securities.

     o Employees are permitted to purchase certain types of equity and equity-related securities (i.e., limited partnership interests, REITs) in public offerings, if Dresdner RCM ordinarily does not purchase those types of securities for client accounts and in fact is not participating in the offering for client accounts. A special pre-clearance form should be used for purchases of limited partnership interests. If you have any doubt as to whether you may purchase a particular security in a public offering, please check with the Compliance Department in advance.

     o Any purchase of any security in a public offering, even if permitted under these rules, should be pre-cleared in writing by a member of the Compliance Committee, in addition to the normal pre-clearance procedures. For this purpose, it is sufficient if a member of the Compliance Committee signs the pre-clearance form in more than one capacity.

NON-VOLITIONAL TRANSACTIONS. The pre-clearance requirements of the Code of Ethics do not apply to transactions as to which you do not exercise investment discretion at the time of the transaction. For example, if a security that you own is called by the issuer of that security, you do not need to pre-clear that transaction, and you may deliver that security without pre-clearance. Similarly, if an option that you have written is exercised against you, you may deliver securities pursuant to that option without pre-clearing that transaction. (If it is necessary to purchase securities in order to deliver them, though, you must pre-clear that purchase transaction.) Likewise, if the rules of an exchange provide for automatic exercise or liquidation of an in-the-money derivative instrument upon expiration, the exercise or liquidation of that position by the exchange does not require pre-clearance. Please remember, though, that you must report non-volitional trades on your quarterly personal securities transaction report form.

DE MINIMIS TRANSACTIONS IN CERTAIN SECURITIES. You are not required to pre-clear DE MINIMIS transactions in certain highly liquid securities. Any DE MINIMIS transaction that you enter into would not be subject to the otherwise applicable "blackout period," described below. For this purpose, a DE MINIMIS transaction is defined to include the following.

     o 1000 or fewer shares of any stock that is included in any of the following stock indices (each a "De Minimis Index"):

     o  Top 250 companies of the S&P 500 Stock Index

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     o  The FTSE Global 100

     o  The Heng Seng Index.

     o $100,000 or less of face value of any obligation issued or guaranteed by the US government or any national government of a foreign country (including their agencies or instrumentalities).

You must, however, report all such transactions on your quarterly personal securities transaction report, and it is your responsibility to make certain that the company in question is included in De Minimis Index prior to entering into a transaction.

OTHER SPECIAL TRANSACTIONS. Special rules also apply to tender offers, participation in and purchases of securities through dividend reinvestment plans and periodic purchase plans, the receipt of stock dividends, the exercise of options or other rights. If you wish to participate in these plans or transactions (or similar plans or transactions), please contact the Compliance Department.

GIFTS. Gifts of securities fall into two broad categories: (i) gifts of securities made to others; and (ii) gifts of securities received.

Gifts of securities made to others, such as relatives or charities, are treated as a disposition of beneficial ownership, and must be pre-cleared like any other securities transaction prior to transfer of the securities. Of course, given the vagaries of the securities settlement system, it may not be possible to identify with precision the date on which a gift transfer will actually take place. For that reason, Dresdner RCM may, in its discretion, waive certain technical violations of the pre-clearance requirement with respect to gifts of securities, if (i) the gift transaction was pre-cleared in advance, but transfer of the securities was delayed beyond the pre-clearance date, and the securities in question were not immediately sold by the transferee, or (ii) if the facts and circumstances warrant.

Gifts of securities received depend on the nature of the gift. In the ordinary case, if you receive securities as a gift, receipt of that gift is non-volitional on your part, and you cannot control the timing of the gift. Therefore, as a practical matter, you are not required to pre-clear receipts of securities in such cases. Please remember, though, that you cannot use the gift rules to circumvent the pre-clearance requirements. Therefore, if a gift of securities that you receive is not truly non-volitional, you must pre-clear that gift like any other securities acquisition.

PROPRIETARY ACCOUNTS. Certain accounts are deemed by the SEC to be "proprietary" accounts. These accounts include 1100 Investments, the Dresdner RCM Global Investors Profit Sharing Plan, and the Caywood-Scholl Capital Management Profit Sharing Account. These accounts may not trade in a particular security on the same day as Dresdner RCM enters orders for client trades in such a security. Special pre-clearance procedures apply to these accounts. In addition, because these accounts are maintained on the records of Dresdner RCM, reports of the activity of these accounts need not be filed on a quarterly or annual basis. For additional information about these accounts, please contact the Compliance Department.

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TRANSACTIONS  INVOLVING  CLOSED-END FUNDS MANAGED BY DRESDNER RCM. Special rules apply to the purchase and sale of shares of common stock of RCM Strategic Global Government Fund, Dresdner RCM Global Strategic Income Fund and other closed-end investment companies managed by Dresdner RCM. Please consult the Compliance Department prior to executing any transaction involving shares of any of these Funds.

THIRD PARTY ACCOUNTS

Situations sometimes arise in which you nominally have beneficial ownership over a particular account, but where in reality you do not exercise direct or indirect influence or control over that account, and where you provide no investment advice with respect to the investment decisions made with respect to that account. These accounts are referred to in the Code of Ethics as "Third Party Accounts". A Dresdner RCM employee, with the prior approval of the Compliance Department, may be exempted from pre-clearance with respect to transactions in a Third Party Account if certain conditions are met.

If you have a Third Party Account, and if you feel that compliance with the pre-clearance and/or quarterly reporting obligations would be burdensome and unnecessary, please see the Compliance Department. Determinations as to whether to grant a waiver from the Code of Ethics will be made on a case-by-case basis. Depending on all of the facts and circumstances, additional requirements may be imposed, as deemed necessary or appropriate. Notwithstanding this limited exception, Dresdner RCM reserves the right at any time, in the discretion of the General Counsel, to require reports of securities transactions in any Third Party Account for any time period and otherwise to modify or revoke a Third Party Account exception that has been granted.

BLACKOUT PERIODS

Potential conflicts of interest are of particular concern when an employee buys or sells a particular security at or near the same time as Dresdner RCM buys or sells that security for client accounts. The potential appearance of impropriety in such cases is particularly severe if that employee acts as the portfolio manager for the client accounts in question.

In order to reduce the potential for conflicts of interest and the potential appearance of impropriety that can arise in such situations, the Code of Ethics prohibits employees from trading during a certain period before and after Dresdner RCM enters trades on behalf of Dresdner RCM clients. The period during which personal securities transactions is prohibited is commonly referred to as a "blackout period." The applicable blackout period will vary, depending on whether or not you are a portfolio manager.

IF YOU ARE NOT A PORTFOLIO MANAGER: If you are not a portfolio manager, the blackout period is the same day on which a trade is conducted, or on which an order is pending, for a Dresdner RCM

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client.  Therefore,  as an example,  if Dresdner RCM is  purchasing a particular security on behalf of its clients on Monday, Tuesday, and Wednesday, you may not trade in that security until Thursday.

IF YOU ARE A PORTFOLIO MANAGER: If you are a portfolio manager, the blackout period will depend on whether you manage Fund portfolios or separately managed client portfolios.

     o For Fund portfolios, the blackout period is seven calendar days before and seven calendar days after any trade by a Fund for whose portfolio you serve as an investment manager. Therefore, as an example, if the Dresdner RCM Mid Cap Fund purchases a particular security on Day 8, all Dresdner RCM Mid Cap Fund portfolio managers would be precluded from purchasing or selling that security for their own accounts from Day 1 through Day 15.

     o For separately managed client portfolios, the blackout period is one business day before and one business day after any trade by any such client portfolio for which your serve as a portfolio manager. Therefore, as an example, if a client account trades in a particular security on Day 2, a portfolio manager for that client account may not trade in that security on Day 1, Day 2, or Day 3.

For information concerning the application of these rules to the Dresdner RCM Profit Sharing Plan, Dresdner RCM Deferred Compensation Plan, and other proprietary accounts, please contact the Compliance Department.

Dresdner RCM recognizes that the application of the blackout period during the period prior to a mutual fund's or a client's transactions poses certain procedural difficulties and may result in inadvertent violations of the Code of Ethics from time to time. Nevertheless, virtually every industry group that has examined the issues surrounding personal securities trading has recommended the imposition of a blackout period. As a result, employees should consider carefully the potential consequences of the applicable blackout period before engaging in personal securities transactions in securities which Dresdner RCM holds, or might consider holding, in client accounts.

If a previously entered employee trade falls within the applicable blackout period, the employee must reverse that trade. If the trade can be reversed prior to settlement, the employee should do so, with the cost of reversal being borne by the employee. If the trade cannot be reversed prior to settlement, then the employee must engage in an offsetting transaction immediately; in such event, you will be required to bear any loss that occurs, and any resulting profit must be donated to a charity designed by Dresdner RCM (with suitable evidence of such donation provided to Dresdner RCM) or forfeited to Dresdner RCM, in Dresdner RCM's discretion.

The blackout period does not apply to securities or transactions that are exempted from the requirements of the Code of Ethics. Thus, for example, the blackout period does not apply to transactions in U.S. government securities, or to non-volitional transactions. If you have any

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


questions or doubts about the application of the blackout period to a particular situation, please consult the Compliance Department BEFORE you enter a trade.

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BAN ON SHORT-TERM TRADING PROFITS

Short-term trading involves higher risks of front-running and abuse of confidential information. As a result, each employee's personal securities transactions should be for investment purposes, and not for the purpose of generating short-term trading profits. As a result, Dresdner RCM employees are prohibited from profiting from the purchase and sale (or in the case of short sales or similar transactions, the sale and purchase) of the same (or equivalent) securities within 60 calendar days. Therefore, as an example, if you purchase a particular security on day 1 (after pre-clearing the transaction), you may sell that security on day 61 (again, after obtaining pre-clearance) and retain the profit. If you sell the security on day 60, however, you will be required to forfeit any profit from that purchase and sale. This prohibition does not apply to securities and transactions, such as government securities and shares of money market funds and open-end investment companies that are otherwise exempt from the pre-clearance requirements of the Code of Ethics, including:

     o  Exempted Securities

     o De minimis transactions involving obligations of the US government or the national government of any foreign country (including their agencies or instrumentalities)

     o De minimis transactions involving a De Minimis Index at the time of the transaction

     o Securities that were not held by Dresdner RCM during the 12 months preceding the proposed transaction

     o  Transactions by the Dresdner Directors

If a violation of this prohibition results from a transaction that can be reversed prior to settlement, that transaction should be reversed. The employee is responsible for any cost of reversing the transaction. If reversal is impractical or not feasible, then any profit realized on that transaction must be donated to the United Way (with suitable evidence of such donation provided to Dresdner RCM) or forfeited to Dresdner RCM, in Dresdner RCM's discretion.

In certain instances, you may wish to sell a security within the 60-day holding period and to forfeit any gain that you may have received with respect to that transaction. If that intention is disclosed to the firm, and if you do in fact forfeit any profit that you may have received, a sale within the 60-day period will not be considered a violation of the Code of Ethics. In addition, you may sell securities at a loss within the 60-day period without violating the Code of Ethics.

Please remember that you can match transactions outside the 60-day holding period in order to avoid a violation of this provision. For example, if you purchase 100 shares of a security on day 1, and 100 more shares on day 200, you can sell up to 100 shares of the total 200 shares that you hold on day 250 (because you are matching the sale on day 250 against the purchase on day 1). If you sell 200 shares on day 250, though, any profit realized on the second 100 shares would be required to be disgorged.

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This  prohibition  may,  in many  instances,  limit the  utility of options  and futures trading, short sales of securities, and other types of legitimate investment activity. In order to ameliorate the effect of this prohibition, Dresdner RCM will allow employees to "tack" holding periods in appropriate circumstances. For example, if you hold an option for 30 days, then exercise the option, and continue to hold the underlying security for 30 days, you will be permitted to "tack" (i.e., add together) the holding period of the option to the holding period of the security held through exercise of the option. Similarly, if you "roll" an option or a future that is due to expire shortly into the same option or future with a longer maturity by selling the expiring instrument and simultaneously buying the longer maturity instrument, you will be permitted to "tack" the holding period of the expiring option or future to the holding period of the longer maturity instrument.

Tacking rules are complex. To avoid situations that may require you to disgorge profits, we recommend consulting the Compliance Department in any instance in which you would seek to "tack" holding periods.

In addition, short-term trading profits may be realized unintentionally, if, for example, the issuer of a particular security calls that security or becomes the subject of a takeover bid. Dividend reinvestment of shares also may inadvertently create short-term trading profits. Exceptions to the prohibition on short-term trading profits will be permitted in cases involving non-volitional trades, but only if no abuse or circumvention of the policy is involved. For example, if you purchase a security that you are aware is the subject of a takeover, you may not be permitted to keep any short-term profit resulting from a subsequent involuntary sale of that security.

Other exceptions from the prohibition against short-term trading profits may be permitted in the discretion of the Compliance Committee when no abuse is involved and when the equities strongly support an exemption (for example, in the case of an unanticipated urgent need to liquidate securities to obtain cash, or where clients do not hold the securities in question).

FIDUCIARY RESPONSIBILITY TO CLIENTS

As noted above, Dresdner RCM and its employees have a fiduciary responsibility to Dresdner RCM's clients. We are required to avoid conduct that might be detrimental to their best interests, and we cannot place our own personal interests ahead of those of our clients.

In order to fulfill this duty to our clients, Dresdner RCM, as a matter of policy, requires its employees to offer all investment opportunities to Dresdner RCM's clients first, before taking advantage of such opportunities themselves. Therefore, before trading in any security that is not covered by a Dresdner RCM analyst, or engaging in a transaction of limited availability, you should ensure that

                                                   -----------------------------
                                  18       [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------
the research analyst who would follow the security(5) (for equity securities) or any senior member of the Fixed Income IPC (for fixed income securities) is aware that you have identified a security or transaction of limited availability that you believe would be a good investment, and explain the basis for your interest in that security. If, after receiving that information, the analyst or Fixed Income IPC member does not wish to recommend that security for investment by Dresdner RCM clients, you are free to trade, after securing the other necessary pre-approvals. If the analyst or Fixed Income IPC member expresses an interest in that security or transaction, however, you must refrain from trading in that security or engaging in that transaction until a decision has been made as to whether to purchase that security for Dresdner RCM clients. In some cases, you may be required to refrain from trading for several days, until a decision is made.

In addition, if your job responsibilities involve the portfolio management process, special rules apply after you purchase a security. When a portfolio manager or an analyst personally holds a security that is the subject of a purchase of sale recommendation, or of a portfolio decision by that manager or analyst (or a security that may be effected by such a recommendation or decision) there is a potential conflict of interest. For example, you may own a thinly traded security that is under consideration for purchase for client accounts. Or you may own options on that security. Or you may own stock of a competitor of that company. If you are an analyst or a portfolio manager, in any of these cases, and in a wide variety of other situations, your personal securities holdings may cause your personal interests to conflict, or to appear to conflict, with the interests of Dresdner RCM clients.

These conflicts of interest, or potential conflicts of interest, can be addressed in two ways. First, once reports of securities holdings have been received from all Dresdner RCM employees, the Compliance Department will distribute to all portfolio managers, on a periodic basis, a list of all securities that are held by persons involved in the portfolio management process (listed by issuer). This will alert portfolio managers to some potential conflicts of interest on the part of other Dresdner RCM employees.

Second, if one of your personal securities holdings could create a conflict of interest, or even a potential conflict of interest, with the interests of any Dresdner RCM client, you must disclose that conflict or potential conflict to the appropriate analyst(s) and/or portfolio manager(s) before participating in any decision that could affect the security you hold. For example, if you are an analyst, and if you are recommending that Dresdner RCM purchase for client accounts securities of any company whose securities you hold personally, you must disclose the fact that you own the securities to the portfolio manager who will make that purchase decision. That disclosure must occur before, or simultaneously with, your recommendation. Similarly, if you are a portfolio

----------

(5) In the event that the research analyst that would follow the security is not available, you should discuss the proposed investment with the Head of Research, or in his or her absence another senior member of the Equity Portfolio Management Team ("Equity PMT"). Research analysts seeking to purchase any security that they cover or would cover on behalf of Dresdner RCM, but that they have not recommended for purchase in client accounts, should seek the approval of the Head of the Research Division or the Head of Equity prior to purchasing that security for their own account.

                                                   -----------------------------
                                  19       [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------
manager, and if you want to purchase for client accounts securities of any company whose securities you hold personally, you must disclose the fact that you own the securities to someone else involved in the purchase decision, or to your supervisor, before initiating the purchase. If your recommendation is made via e-mail or voice mail, your disclosure should accompany the e-mail or voice mail. If your recommendation is in writing, your disclosure should be part of the written report. If your recommendation is made at a meeting, your disclosure should be made at or before the meeting (and, if possible, recorded in any minutes of the meeting).

We recognize that this policy may make it more difficult for Dresdner RCM employees to engage in certain personal securities transactions. Nevertheless, we believe that these rules will enhance the ability of Dresdner RCM to fulfill its fiduciary responsibilities to our clients.

TECHNICAL COMPLIANCE IS NOT SUFFICIENT

As has been stated previously in this Code, Dresdner RCM and its employees are fiduciaries subject to the highest standards of care and must always act in our clients' best interests. IT IS NOT APPROPRIATE TO RELY ON MERE TECHNICAL
COMPLIANCE WITH THE RULES SET OUT IN THIS CODE. Moreover, the SEC and other regulators closely scrutinize personal securities transactions by investment professionals to ensure that they conform to fiduciary principles. As a result you should always remember that we all have an obligation to put our client's interests ahead of our own in all circumstances.

REPORTING PERSONAL SECURITIES TRANSACTIONS

The Code of Ethics requires four types of reports concerning personal securities transactions. The four types of reports are as follows:

     o  Pre-clearance forms;

     o  Duplicate brokerage confirmations and brokerage statements;

     o  Quarterly reports of transactions; and

     o  Initial and Annual Personal Holdings Reports.

Each of these reports is described in greater detail below.

All personal securities transaction reports are retained by Dresdner RCM in a personal securities transactions file for each employee. If you would like to review your personal securities transactions file, please contact the Compliance Department.

Each employee's personal securities transactions file will be kept strictly confidential (although they may be disclosed to or reviewed with Dresdner RCM's Compliance Committee or Senior Management). Accordingly, access to an employee's personal securities transactions file will be limited to members of the Compliance Department, the Compliance Committee, appropriate

                                                   -----------------------------
                                  20        [LOGO] Dresdner RCM Global Investors
                                                   -----------------------------

Dresdner RCM management personnel, and Dresdner RCM's outside counsel. In addition, please remember that Dresdner RCM reserves the right, from time to time, to produce personal securities transactions records for examination by the Securities and Exchange Commission, the Federal Reserve Board, or other regulatory agencies, and may be required to provide them to other persons who are empowered by law to gain access to such materials.

PRE-CLEARANCE FORMS

Copies of all pre-clearance forms are retained in each employee's personal securities transactions file, after they have been completed and reviewed. Copies are also returned to the employee for his or her records.

DUPLICATE BROKERAGE CONFIRMATIONS

Dresdner RCM verifies compliance with the pre-clearance process by reviewing duplicate brokerage confirmations. Each employee must instruct each broker-dealer with whom he or she maintains an account, and with respect to all other accounts as to which the employee is deemed to have beneficial ownership, to send directly to the Compliance Department a duplicate copy of all transaction confirmations generated by that broker-dealer for that account. Dresdner RCM treats these transaction confirmations as confidential. In order to ensure that duplicate brokerage confirmations are received for all employee trading accounts, all employees are required to complete a Trading Account Form (see Exhibit C) and to submit an updated Trading Account Form within 10 days of an account's being added or deleted. You and persons closely connected to you must disclose promptly every trading account that you maintain, and every new trading account that you open, to the Compliance Department. In addition, each employee is asked to certify annually that the list of trading accounts that have been reported to Dresdner RCM previously remains complete and accurate.

QUARTERLY REPORTS OF TRANSACTIONS

The reporting and recordkeeping requirements of the Securities and Exchange Commission applicable to Dresdner RCM as a registered investment adviser, and to the Funds as registered investment companies, mandate that each officer, director, and employee of Dresdner RCM (including the Dresdner Directors) must file a Quarterly Securities Transaction Report (see Exhibit D) with the Compliance Department, within 10 days after the end of each quarter, whether or not the employee entered into any personal securities transactions during that quarter. The quarterly reporting process also enables Dresdner RCM to double-check that all personal securities transactions have been appropriately pre-cleared and reported to Dresdner RCM.

                                                   -----------------------------
                                  21       [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

INITIAL AND ANNUAL PERSONAL HOLDINGS REPORTS

The pre-clearance and reporting process with respect to personal securities transactions is designed to minimize the potential for conflicts of interest between an employee's personal investing and investments made by Dresdner RCM on behalf of its clients. However, potential conflicts of interest can arise when a Dresdner RCM employee owns a security that the firm holds, or is considering buying, on behalf of any Dresdner RCM client, even if the employee does not engage at that time in a personal securities transaction. As a result, the SEC has stated flatly that an investment adviser must require its employees to disclose all of their personal holdings upon their becoming employees and at least annually thereafter.

Initial disclosure of holdings information must be made within 10 calendar days of your being employed by Dresdner RCM. Annual Personal Holdings Reports must be submitted to the Compliance Department by January 30 of each year and provide information as of a date not earlier than December 31 of the preceding year. Please note that this list must include holdings in Third Party Accounts, and must state the approximate value of the position. In general, the report need not include holdings of securities that are exempted from the requirements of the Code of Ethics, such as U.S. government securities or shares of open-end mutual funds. However, transactions involving sovereign debt issued by Germany, Japan or the United Kingdom must be reported. Please be aware that reports of personal holdings may be reviewed by the Compliance Committee and may be disclosed, when deemed necessary or appropriate, to members of the appropriate Portfolio Management Team, to appropriate members of Dresdner RCM management, and/or to Dresdner RCM's legal representatives.

In addition to these holdings reports, certain series of the Funds have an investment restriction pertaining to purchases of securities that are held in sufficient quantity by Dresdner RCM employees. Therefore, on a quarterly basis, all Dresdner RCM employees must file a separate report of their holdings of all securities that are held by any of the Funds.

The Dresdner Directors are not involved in the day-to-day operations of Dresdner RCM or any of the Funds. Moreover, in the normal course of business, the Dresdner Directors do not have knowledge of securities that are being purchased, sold or held by Dresdner RCM for client accounts. As a result, the Dresdner Directors are not required to file reports of personal holdings.

                         WHAT BENEFICIAL OWNERSHIP MEANS

The Code of Ethics provisions concerning reporting and prior approval cover all transactions in securities in which you (or persons closely connected to you) have a direct or indirect beneficial ownership. The term "beneficial interest" is defined in the federal securities laws and includes more than an ordinary ownership interest. Because beneficial interest can be interpreted very broadly, if you have any question concerning whether you have a beneficial interest in a security you should contact the Compliance Department. However, in general, you may be deemed to have beneficial ownership under any of the following circumstances:

                                                   -----------------------------
                                  22       [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

1. You have the power to sell or transfer the security or you have the power to direct the sale or transfer;

2.   You have the power to vote the security or the power to direct the vote;

3.   You have an economic interest in the security; or

4. You have the right to acquire, within 60 days, the power to sell, the power to vote, or an economic interest in the security.


                           OTHER CONFLICTS OF INTEREST

As noted earlier, conflicts of interest can also arise in situations not involving personal securities transactions. Some of the situations that have been encountered in the past are set forth below:

PROVIDING INVESTMENT ADVICE TO OTHERS

In order to avoid conflicts with the interests of our clients, you may not provide investment advice to anyone or manage any person's portfolio on a discretionary basis, except for Dresdner RCM clients or members of your immediate family (as noted elsewhere, transactions by members of your immediate family are covered by the Code of Ethics). Thus, you should not give advice to anyone, other than members of your immediate family, concerning the purchase or sale of any security, and you should be especially cautious with respect to securities that are being purchased and sold (or are under consideration for purchase and sale) for Dresdner RCM client accounts. In particular, you may not provide investment advice or portfolio management services for compensation to any person, other than a Dresdner RCM client, under any circumstances, unless that arrangement is disclosed to and approved by Dresdner RCM.

DISCLOSURE OF PERSONAL INTEREST IN TRANSACTIONS

It may be a conflict of interest to recommend any security for client accounts, or to direct any transaction in that security, if you have a personal interest in that security, without first disclosing that personal interest. Therefore, if you have a personal interest in a security, you must disclose that interest to a senior member of the Equity PMT or Fixed Income IPC before recommending that security or before directing an investment decision with respect to that security. If you have the power to direct any transaction in any such security, such an investment decision must be reviewed by investment personnel with no personal interest in the issuer. (This policy does not apply to beneficial interests held through any entity for which Dresdner RCM Global Investors LLC acts as investment manager (e.g., 1100 Investments or a Profit Sharing Plan).

                                                   -----------------------------
                                  23       [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

Investment personnel who will have input into or control over any investment decision on behalf of any Dresdner RCM client are required, if they have a beneficial interest in that security, to disclose their beneficial interest before an investment decision is made.

FAVORITISM AND GIFTS

You may not seek or accept gifts, favors, preferential treatment, or valuable consideration of any kind offered from certain persons because of your association with Dresdner RCM. This prohibition applies to anyone who does business or is soliciting business with any Dresdner RCM entity, as well as to any organization (such as a broker-dealer or other financial intermediary) engaged in the securities business. The details of this policy are explained more fully in Dresdner RCM's Gift Policy, which is available in Human Resources and is redistributed each year prior to the holiday season.

DISCLOSURE OF INTERESTS OF MEMBERS OF IMMEDIATE FAMILY

The potential for a conflict of interest also can arise if a member of your immediate family is employed in the securities industry, or has an economic interest in any organization with which Dresdner RCM does business. If a member of your immediate family has such an employment relationship or such an economic interest, please notify the Compliance Department promptly.

DISCLOSURE OF INFORMATION CONCERNING SECURITIES RECOMMENDATIONS AND TRANSACTIONS

Except as may be appropriate in connection with your job responsibilities, you may not release information to any person not affiliated with Dresdner RCM (except to those concerned with the transaction or entitled to the information on behalf of the client) as to the securities holdings of any client, any transactions executed on behalf of any client, or Dresdner RCM's aggregate holdings in, or trading decisions or considerations regarding, any security. In particular, you must take special precautions not to disclose information concerning recommendations, transactions, or programs to buy or sell particular securities that are not yet completed or are under consideration, except (1) as necessary or appropriate in connection with your job responsibilities, (2) when the disclosure results from the publication of a prospectus, proxy statement, or other documents, as may be required under the federal securities laws, (3) in conjunction with a regular report to shareholders or to any governmental authority resulting in such information becoming public knowledge, (4) in conjunction with any report to which persons are entitled by reason of provisions of an investment management agreement or other similar document governing the operation of Dresdner RCM, (5) as may otherwise be required by law, or (6) after the information is otherwise publicly available.

PROHIBITION ON SERVING AS A DIRECTOR

Dresdner RCM employees are prohibited from serving on the board of directors of any organization without prior approval of Dresdner RCM's Compliance Committee. Such approval will be given only where Dresdner RCM believes that such board service will be consistent with the interests of

                                                   -----------------------------
                                  24       [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

Dresdner RCM's clients. If board service is authorized, appropriate procedures will be implemented to ensure that confidential information is not obtained or used by either the employee or Dresdner RCM.

INSIDER TRADING

All employees are required to comply with Dresdner RCM's Insider Trading Policy. The Insider Trading Policy prohibits trading, either personally or on behalf of others, on material nonpublic information, or communicating such information to others who trade in violation of law (known as "insider trading" and "tipping"). Although the pre-clearance, reporting, and trade restriction requirements of the Code of Ethics apply only to trading by employees and their members of their immediate families, the insider trading and tipping restrictions reach beyond employees' immediate families to prohibit Dresdner RCM employees from illegally profiting (or avoiding losses), or from funneling illegal profits (or losses avoided), to any other persons. They also prohibit Dresdner RCM from insider trading or tipping in client accounts or the Funds. For more information, please consult the Insider Trading Policy or the Compliance Department.


                      POTENTIAL CONSEQUENCES OF VIOLATIONS;
                         RESPONSIBILITIES OF SUPERVISORS

Dresdner RCM regards violations of the Code of Ethics as a serious breach of firm rules. Therefore, any employee who violates any element of the Code of Ethics may be subject to appropriate disciplinary action, up to and including dismissal.

Moreover, all employees should be aware that failure to comply with certain elements of Dresdner RCM's Code of Ethics may constitute a violation of federal and/or state law, and may subject that employee and the firm to a wide range of criminal and/or civil liability. Violations or potential violations of the Code of Ethics may be reported to federal or state authorities, such as the SEC.

In addition, the federal securities laws require Dresdner RCM and individual supervisors reasonably to supervise employees with a view toward preventing violations of law and of Dresdner RCM's Code of Ethics. As a result, all employees who have supervisory responsibility should endeavor to ensure that the employees they supervise, including temporary employees and contractors, are familiar with and remain in compliance with the requirements of the Code of Ethics.


                     QUESTIONS CONCERNING THE CODE OF ETHICS

Given the seriousness of the potential consequences of violations of the Code of Ethics, all employees are urged to seek guidance with respect to issues that may arise. Resolving whether a particular situation may create a potential conflict of interest, or the appearance of such a conflict,

                                                   -----------------------------
                                  25       [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------
may not always be easy, and situations inevitably will arise from time to time that will require interpretation of the Code of Ethics to particular circumstances. Please do not attempt to resolve such questions yourself. In the event that a question arises as to whether a proposed transaction is consistent with the Code of Ethics, please address that question to the Compliance Department before the transaction is initiated.

Although the Code of Ethics addresses many possible situations, other special situations inevitably will arise from time to time. If a particular transaction or situation does not give rise to a real or potential conflict of interest, or if appropriate safeguards can be established, the Compliance Department or the Compliance Committee may grant exceptions to provisions of the Code of Ethics. There can be no guarantee, however, that an exception will be granted in any particular case, and no exception will be granted unless it is requested before you enter into a transaction.


                              FORMS TO BE EXECUTED

After you have read through all of the material included, please sign and return the acknowledgment to the Compliance Department (see Exhibit G). The Compliance Department has copies of the Personal Holdings Report available for your use. Authorization and reporting forms pertaining to securities transactions will be retained and will become a permanent part of your individual personal securities transactions file.

                                                   -----------------------------
                                  26       [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

                                   EXHIBIT A-1

               PERSONAL SECURITIES TRANSACTION PRE-CLEARANCE FORM

Employee Name_______________________ Proposed Trade Date:_______________________
                                     Note: Trading is authorized only for
                                           this date.

I hereby certify as follows:

1. I am familiar with Dresdner RCM's Code of Ethics, and this transaction complies in all material respects with that policy. I understand that failure to comply with the Code of Ethics may result in severe civil and criminal penalties under federal securities laws, as well as disciplinary action.

2. I am not aware of any material, non-public information concerning this issuer or the market for its securities.

3. To the best of my knowledge, except as otherwise disclosed to the Director of Compliance, Dresdner RCM has no plans to purchase or sell securities of this issuer within three business days of the proposed trade date.

Signature_________________________________________ Date_________________________
================================================================================

Security, Name or Description:__________________________________________________

Is this Security currently followed by a Dresdner RCM analyst?
                                                       _____ YES        _____ NO

Is this transaction of limited availability?
                                                       _____ YES        _____ NO

Ticker Symbol:_____________ Number of Shares or Principal Amount:_______________

Market ___________               GTC/ Limit ____                 Stop Loss _____

Buy or Sell:________________________ Price:_____________________________________
================================================================================

                                         AUTHORIZATION

EQUITY  TRADING  DEPARTMENT  APPROVAL  (All  corporate   securities,   including
derivatives of corporate securities). There are no orders pending for purchase or sale of the security for client accounts at this time.

                               Initials_______    Date__________________________

ANALYST OR PMT APPROVAL (All securities).

1. I do not expect that this security will be recommended shortly for purchase or sale for client accounts.

2. In the event the above security is not currently followed by Dresdner RCM, or is a transaction of limited availability, I believe the purchase of this security for Dresdner RCM accounts is inappropriate.

                               Initials_______    Date__________________________

COMPLIANCE DEPARTMENT APPROVAL (All securities)*

                               Initials_______    Date__________________________

                  *NOTE: THIS APPROVAL SHOULD BE OBTAINED LAST.


                                                   -----------------------------
                                  A-1      [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

                                   EXHIBIT A-2

               PERSONAL SECURITIES TRANSACTION PRE- CLEARANCE FORM

                             (Partnerships and LLCs)

Employee Name __________________________________________________________________

I hereby certify as follows:

1. I am familiar with Dresdner RCM's Code of Ethics, and this transaction complies in all material respects with that policy. I understand that failure to comply with the Code of Ethics may result in severe civil and criminal penalties under federal securities laws, as well as disciplinary action.

2. I am not aware of any material, non-public information concerning this issuer or the market for its securities.


Signature_________________________________________ Date_________________________
================================================================================

Proposed Trade Date: _______________________________

Transaction Type: Limited Partnership       ________  General Partnership_______
                  Limited Liability Company ________  Other              _______

Security Name or Description: __________________________________________________

Number of Shares or Principal Amount: __________________________________________

Buy or Sell:________________________________________
================================================================================

                                         AUTHORIZATION

ALL SECURITIES:

Compliance Committee Member        Initials___________ Date_____________________



Compliance Department Approval*    Initials___________ Date_____________________

*NOTE: THIS APPROVAL SHOULD BE OBTAINED LAST.

                                                   -----------------------------
                                  A-2      [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

                                   EXHIBIT A-3

               PERSONAL SECURITIES TRANSACTION PRE- CLEARANCE FORM

               (Secondary Public Offerings and Private Placements)

Employee Name _________________________________________________________

I hereby certify as follows:

1. I am familiar with Dresdner RCM's Code of Ethics, and this transaction complies in all material respects with that policy. I understand that failure to comply with the Code of Ethics may result in severe civil and criminal penalties under federal securities laws, as well as disciplinary action.

2. I am not aware of any material, non-public information concerning this issuer or the market for its securities.

3. To the best of my knowledge, except as otherwise disclosed to the Director of Compliance, Dresdner RCM has no plans to purchase or sell securities of this issuer within three business days of the proposed trade date, and no Dresdner RCM Account holds such security.

Signature_________________________________________ Date_________________________
================================================================================

Proposed Trade Date:__________________  NOTE: Trading is authorized ONLY for the proposed date.

Security Name or Description:___________________________________________________

Number of Shares or Principal Amount: __________________________________________

Secondary Offering: ______________  Private Placement: ______

Market or Limit Order:______________________  Buy or Sell:______________________
================================================================================

                                  AUTHORIZATION

ALL SECURITIES:

Compliance  Committee Member       Initials___________ Date_____________________

Purchase of this security is not appropriate for Dresdner RCM accounts because:________________________________________________________________________

_______________________________________________________________________________.

Compliance Department Approval*    Initials___________ Date_____________________

*NOTE:  THIS APPROVAL SHOULD BE OBTAINED LAST.

                                                   -----------------------------
                                  A-3      [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

                                    EXHIBIT B

                    THIRD PARTY ACCOUNT ANNUAL CERTIFICATION

I hereby certify as follows:

1. Employees of Dresdner RCM Global Investors LLC, Caywood-Scholl Capital Management, Inc., Kleinwort Benson Investment Management Americas, Inc., and Dresdner RCM Trust Company (collectively, "Dresdner RCM"), have a fiduciary responsibility to the clients of their employer. In order to satisfy that fiduciary responsibility and to comply with the requirements of the federal securities laws, I understand that I must adhere to certain procedures with respect to personal securities transactions in which I have a direct or indirect beneficial interest, whether or not such procedures may be burdensome or costly.

2. I have read and understand the Dresdner RCM Code of Ethics and hereby certify that I have complied with all provisions of the Code of Ethics since the date on which I first became employed by Dresdner RCM, except as otherwise disclosed to the Compliance Department of Dresdner RCM.

3. I have asked for a waiver from the pre-trading securities transaction authorization procedures with respect to the trades for the Third Party Account (as defined in the Dresdner RCM Code of Ethics) of

     -------------------------------.

4. I hereby certify that I exercise no direct or indirect influence or control over the investment decisions for the Third Party Account.

5. I certify that I have not, and will not, (i) engage in discussions concerning any action that Dresdner RCM may or may not take with respect to any security with any person outside of Dresdner RCM, including any member of my immediate family or any person(s) who has (have) direct or indirect influence or control over the investment decisions for the Third Party Account ("Control Persons"), while I am employed at Dresdner RCM, or (ii) provide investment advice to the Control Persons.


 EMPLOYEE:

-------------------------------                  -------------------------------
             Date                                     (Name, Please Print)



                                                 -------------------------------
                                                            Signature


                                                   -----------------------------
                                  B-1      [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

                                    EXHIBIT C

LIST OF TRADING ACCOUNTS IN WHICH YOU HAVE DIRECT OR INDIRECT BENEFICIAL OWNERSHIP*

--------------------------------------------------------------------------------

===================================================================================================================================
                                                                                       Name of       Date Account

    Institution's Name            Institution's Address         Account Number     Account Holder     Established    Relationship

===================================================================================================================================

--------------------------- ----------------------------------- --------------- -------------------- ------------ -----------------

--------------------------- ----------------------------------- --------------- -------------------- ------------ -----------------

--------------------------- ----------------------------------- --------------- -------------------- ------------ -----------------

--------------------------- ----------------------------------- --------------- -------------------- ------------ -----------------

--------------------------- ----------------------------------- --------------- -------------------- ------------ -----------------

--------------------------- ----------------------------------- --------------- -------------------- ------------ -----------------

===================================================================================================================================

Name of Employee ______________________________________________________________
                                          (Print)

I certify that I have disclosed to Dresdner RCM Global Investors LLC, Caywood-Scholl Capital Management, Inc. or Kleinwort Benson Investment Management Americas, Inc. and Dresdner RCM Global Strategic Income Fund, Inc. all trading accounts in which I have a direct or indirect beneficial interest.

Signature ____________________________________________________

Date: ____________________


----------

* Please list all accounts in which you have direct or indirect beneficial ownership (Beneficial ownership is explained in the Code of Ethics).

                                                   -----------------------------
                                  C-1      [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

                                    EXHIBIT D

                          QUARTERLY TRANSACTION REPORT

                             lST Q 2ND Q 3RD Q 4TH Q

                                      200__

I had no security transactions
for the above circled quarter:  ________________________________ DATE: _________
                                            Signature

The following is a complete
list of all security
transactions that are
required to be reported under
Dresdner RCM's Code of Ethics
for the above circled quarter: ________________________________ DATE: _________
                                           Signature

=========================================================================================================================

                                               SECURITY (AND INTEREST RATE AND
                   # OF SHARES                    MATURITY, IF APPLICABLE)             BANK or
                ------------------                                                     BROKER-
     DATE         BUY      SELL      PRICE                                             DEALER             COMMENTS
=========================================================================================================================

--------------- -------- --------- ---------- ---------------------------------- ------------------- --------------------

--------------- -------- --------- ---------- ---------------------------------- ------------------- --------------------

--------------- -------- --------- ---------- ---------------------------------- ------------------- --------------------

--------------- -------- --------- ---------- ---------------------------------- ------------------- --------------------

--------------- -------- --------- ---------- ---------------------------------- ------------------- --------------------

--------------- -------- --------- ---------- ---------------------------------- ------------------- --------------------

--------------- -------- --------- ---------- ---------------------------------- ------------------- --------------------

--------------- -------- --------- ---------- ---------------------------------- ------------------- --------------------

--------------- -------- --------- ---------- ---------------------------------- ------------------- --------------------

--------------- -------- --------- ---------- ---------------------------------- ------------------- --------------------

=========================================================================================================================

                                                   -----------------------------
                                  D-1      [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

                                    EXHIBIT E
                            PERSONAL HOLDINGS REPORT



I hereby certify that the following is a complete and accurate representation of my securities holdings as of
                             -----------------:


Print Name:
           ------------------------------------------

Signed:                                                Date:
           ------------------------------------------       --------------------


1.   EQUITY AND EQUITY-RELATED INVESTMENTS

===============================================================================================================================

                  ISSUER                                     NATURE OF INVESTMENT                  NO. OF         PRINCIPAL
                                                                                                     SHARES        AMOUNT
-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

-------------------------------------------- ----------------------------------------------------- ----------- ----------------

===============================================================================================================================

                                                   -----------------------------
                                  E-1      [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

2.   FIXED INCOME INVESTMENTS (Debt Instruments)

======================================================================================================================
                                                                        MARKET VALUE OF SECURITIES (CHECK ONE)
                                                                  ----------------------------------------------------
                                                                  LESS                              MORE
                                                                  THAN        $1,000-   $5,000-     THAN     NO VALUE
           ISSUER/TITLE                 NATURE OF INVESTMENT       $1,000     $5,000    $25,000    $25,000   REPORTED
======================================================================================================================

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

======================================================================================================================


3.   OTHER INVESTMENTS (Limited Partnerships, etc.)

======================================================================================================================
                                                                        MARKET VALUE OF SECURITIES (CHECK ONE)
                                                                  ----------------------------------------------------
                                                                  LESS                              MORE
                                                                  THAN        $1,000-   $5,000-     THAN     NO VALUE
           ISSUER/TITLE                 NATURE OF INVESTMENT       $1,000     $5,000    $25,000    $25,000   REPORTED
======================================================================================================================

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

----------------------------------- ----------------------------- ---------- --------- ---------- --------- ----------

======================================================================================================================
                                (To be signed and returned to the Compliance Department)


                                                   -----------------------------
                                  E-2      [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

                                    EXHIBIT F

                           DRESDNER RCM CODE OF ETHICS

                              ANNUAL CERTIFICATION


1. I have received a copy of the Code of Ethics of Dresdner RCM Global Investors LLC, Caywood-Scholl Capital Management, Inc., Kleinwort Benson Investment Management Americas, Inc. and Dresdner RCM Trust Company (referred to collectively and individually as "Dresdner RCM"), and the investment companies managed by Dresdner RCM. I have read it and I understand it.

2. I understand that, as a condition of employment, I am required to comply with the Code of Ethics. I agree to comply with all of the provisions of the Code of Ethics and to follow the procedures outlined in the Code of Ethics, including, but not limited to, the personal security transactions prior approval and quarterly reporting requirements. I also certify that I have complied with all of the provisions of the Code of Ethics during the most recent calendar year, except as otherwise disclosed to the Compliance Department of Dresdner RCM.

3. I authorize Dresdner RCM to furnish the information contained in any report of securities transactions filed by me to such federal, state, and self-regulatory authorities as may be required by law or by applicable rules and regulations. Unless required to be disclosed by law, rule, regulation or order of such regulatory authority or of a court of competent jurisdiction, the information contained in such reports shall be treated as confidential and shall not be disclosed to any person outside Dresdner RCM without my consent.

4. I certify that I have disclosed to Dresdner RCM all trading accounts in which I have a beneficial interest, and that I have authorized each such brokerage firm to send directly to Dresdner RCM duplicate copies of all transaction confirmations for such accounts.

-------------------------------                 -------------------------------
              Date                                       Name (Print)


                                                -------------------------------
                                                     Signature of Employee

                                                   -----------------------------
                                  F-1      [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------

                                    EXHIBIT G

                                 ACKNOWLEDGEMENT

I have received a copy of the Code of Ethics of Dresdner RCM Global Investors LLC, Caywood-Scholl Capital Management, Inc., Kleinwort Benson Investment Management Americas, Inc. and Dresdner RCM Trust Company. I have read it and I understand it. As a condition of employment, I agree to comply with all of the provisions of the Code of Ethics and I agree to follow the procedures outlined therein, including, but not limited to, the personal security transactions prior approval and reporting requirements set forth therein. I also certify that I have complied with all of the provisions of the Code of Ethics since the date on which I first became employed by Dresdner RCM, except as otherwise disclosed to the Director of Compliance. I authorize Dresdner RCM Global Investors LLC, Caywood-Scholl Capital Management, Inc., Kleinwort Benson Investment Management Americas, Inc., Dresdner RCM Trust Company and each investment company managed by any such entity (hereinafter all such entities collectively referred to as "Dresdner RCM") to furnish the information contained in any report of securities transactions filed by me to such federal, state, and self-regulatory authorities as may be required by law or by applicable rules and regulations. Unless required to be disclosed by law, rule, regulation or order of such regulatory authority or of a court of competent jurisdiction, the information contained in such reports shall be treated as confidential and disclosed to no one outside Dresdner RCM without my consent.


-------------------------------                 -------------------------------
            Date                                         Name (Print)


                                                -------------------------------
                                                     Signature of Employee

            (To be signed and returned to the Compliance Department)

                                                   -----------------------------
                                  G-1      [LOGO]  Dresdner RCM Global Investors
                                                   -----------------------------